                                                                 Exhibit 5


                               CONSENT AGREEMENT


               Effective June 1, 1995, HM Holdings, Inc., a Delaware corporation ("HMH"), Ground Round Restaurants, Inc., a New York corporation ("GRR"), and U.S. Industries, Inc., a Delaware corporation ("USI"), hereby act and agree as follows:

               1. Reference is made to the Stockholder Agreement dated as of August 1, 1991 (the "Stockholder Agreement").

               2. GRR hereby waives the application of Section 3.2(b) of the Stockholder Agreement to the proposed transfer by HMH to USI of all (but not less than all) of the Shares (as defined in the Stockholder Agreement) and in connection therewith consents to the assignment by HMH to USI of the Stockholder Agreement, provided that such transfer and assignment are effected on or prior to June 5, 1995.

               3. Effective upon such transfer and assignment, USI agrees to be bound by the Stockholder Agreement and shall have the same rights and obligations of HMH under the Stockholder Agreement. For purposes thereof, (a) "USI" shall mean USI or, if USI so notifies GRR in accordance with Section 3.2 of the Stockholder Agreement, a subsidiary or affiliate of USI (USI and such subsidiaries and affiliates shall constitute the "USI Group" for purposes of the Stockholder Agreement), and (b) the "Credit Agreement" referred to in
     Section 4 of the Stockholder Agreement shall mean the Amended and Restated Credit Agreement with the banks named therein dated as of October 8, 1993, as heretofore and hereafter amended, and any successor or replacement credit facility.

               4. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of their respective successors, assigns and representatives.































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               WITNESS the execution hereof under seal effective as of the day and year first above written.


                                        HM HOLDINGS, INC.


                                        By/s/ George H. Hempstead
                                          ---------------------------------
                                          Its Vice President


                                        GROUND ROUND RESTAURANTS, INC.


                                        By/s/ Michael R. Jorgensen
                                          ---------------------------------
                                          Its Vice President


                                        U.S. INDUSTRIES, INC.


                                        By/s/ George H. MacLean
                                          ---------------------------------
                                          Its Vice President





































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